Exhibit 10.40

Addendum III to the Joint Venture Agreement

Between:

(1)	SHURGARD SELF STORAGE SCA, a company organised and existing under the laws of Belgium, having its registered office at Quai du Commerce/Handelskaai 48, 1000 Brussels, registered with the Register of Legal Entities (registration number 0587.679),

Represented for the purposes of this Agreement by (i) SSC Benelux Inc., represented by David K. Grant, or (ii) European Self Storage SA, represented by Patrick Metdepenninghen,

Hereinafter referred to as “Shurgard”;

And:

(2)	Crescent Euro Self Storage Investments SARL, a company organised and existing under the laws of Luxembourg, having its registered office at 291 Route d’Arion, L-1150 Luxembourg and which will be registered with the Commercial Register of Luxembourg, under number B-93753,

Represented for the purposes of this Agreement by Asim Zafar, Muhannad M. Abulhasan, Olivier Dorier and/or Henry Thompson,

Hereinafter referred to as “Luxco”.

Individually referred to as a “Party”, or collectively as the “Parties”.

Whereas:

(A)	At the date of signature hereof, an amount of EUR 10 million of the Tranche 1 Equity Commitment of Luxco, as set out in Clause 4.2.3 of the Joint Venture Agreement dated December 20, 2002 (the “Joint Venture Agreement”) between Shurgard and Luxco, must still be paid by Luxco

(B)	Although this was not provided for in the Joint Venture Agreement, the Parties agree that this amount may be paid by Luxco from the funds deposited in the EUR 20,000,000 Escrow Account opened by the Parties at Société Générale, France, pursuant to an agreement dated July 2, 2003 (the “Escrow Account Agreement”)

NOW, THEREFORE, the Parties hereto agree as follows:

1	Definitions

Unless otherwise defined herein, any word in this Addendum starting with a capital letter is a defined term and should have the same meaning as in the Joint Venture Agreement.

2	Payment by Luxco of the balance of the Tranche 1 Equity Commitment

2.1	The Parties hereby agree that, in deviation from Clause 11.4.2 of the Joint Venture Agreement and of paragraph 2 of the Recitals of the Escrow Agreement, an amount of up to EUR 10 million may be made available in one or more drawings from the funds deposited in the Escrow Account to the Company for the payment by Luxco of its outstanding Tranche 1 Equity Commitment, notwithstanding the fact that there is no default by Luxco under Tranche 1 of its obligations pursuant to Clauses 4.2.1 and 4.3 of the Joint

Venture Agreement or of any amount due under Tranche 2 pursuant to Clauses 4.2.1 and 4.3 of the Joint Venture Agreement, but subject to the undertaking set out hereafter in 2.2.

2.2	Luxco undertakes to deposit replacement funds in the Escrow Account as to bring the funds deposited in the Escrow Account back to an amount of EUR 20,000,000 by paying into such Escrow Account the difference between the credit balance of the Escrow Account at any time and EUR 20,000,000 within 5 Business Days after the first request thereto from Shurgard.

Shurgard shall only be allowed to make such request if the lender(s) under the Second Credit Facility between the Company and the lender, as set out in Clause 4.2.3(ii) of the Joint Venture Agreement, require this increase to EUR 20 million as a condition for providing to the Company the Second Credit Facility.

2.3	Any drawings by Luxco of the funds deposited in the Escrow Account as set out under 2.1 above, shall be made by means of a Notice of Payment 1, in accordance with clause 5 of the Escrow Account Agreement, as amended.

3	Other provisions of the Joint Venture Agreement

This Addendum shall not affect any other provision of the Joint Venture Agreement and all respective rights and obligations of the Parties under the Joint Venture Agreement remain fully intact, valid and enforceable.

4	Governing law and arbitration

This Addendum shall be governed by and construed in accordance with Belgian law. All disputes arising out of or in connection with this Addendum and which the Parties are unable to settle amicably shall be finally settled by arbitration as set out in Clause 17.10 of the Joint Venture Agreement.

[NEXT PAGE IS SIGNATURE PAGE]

Made on September 22, 2003, in two originals. Each Party acknowledges receipt of its own original.

SHURGARD SELF STORAGE SCA:

/s/
Name:	European Self Storage SA
Title:	Executive General Manager
represented by:
Name:	Patrick Metdepenninghen
Title:	Permanent representative

CRESCENT EURO SELF STORAGE INVESTMENTS SARL:

/s/
Name:	Olivier DORIER
Title:	Director